EXHIBIT 99.1
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Contact:     Mark Semer or Jim Fingeroth
             Kekst and Company
             (212) 521-4800


        BKF CAPITAL GROUP BOARD DECLARES $0.925 SPECIAL DIVIDEND; ADOPTS
         NEW POLICY OF PAYING OUT APPROXIMATELY 70% OF ANNUAL FREE CASH
           FLOW TO STOCKHOLDERS; TAKES ACTION ON CORPORATE GOVERNANCE

         URGES STOCKHOLDERS TO REJECT STEEL PARTNERS' SLATE OF NOMINEES

NEW YORK, April 6, 2005 - BKF Capital Group, Inc. (NYSE: BKF) today announced that its Board of Directors has adopted a new dividend policy and taken a series of actions designed to enhance stockholder value and corporate governance.

Specifically:

o BKF has declared a dividend of $0.925 per share payable on April 29, 2005 to stockholders of record as of April 18, 2005. This dividend reflects a new policy adopted by the Board of Directors to distribute to stockholders at approximately 70% of the annual free cash flow generated by BKF. The Company will continue to pay quarterly dividends (currently $0.125 per share), which will be supplemented by an annual special dividend representing the difference between the quarterly dividends and approximately 70% of the free cash flow generated by BKF during the year. Dividends paid from 2004 free cash flow totaled $1.25 per share.

o The Company will submit to a stockholder vote at the 2005 Annual Meeting its proposal to eliminate the current classified board structure. The Company is recommending that the structure be changed so that commencing with the 2006 Annual Meeting, directors will be elected for one-year terms.

o The Board has approved an amendment to its stockholder rights plan to permit tender offers for the entire company, should one be made. Bidders for 100% of the Company's outstanding shares would now be exempt from the scope of the rights plan if they successfully acquire a majority of the Company's outstanding shares. The directors also approved a provision mandating that the rights plan be re-evaluated every three years by the independent directors of the Company.

o The Company will submit for a vote at its 2005 Annual Meeting an amendment to its certificate of incorporation to eliminate the supermajority stockholder vote requirement for mergers and other business combinations.

o BKF Capital intends to add depth to its management team. As indicated previously, the Company has been engaged in a search for a Chief Operating Officer.

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The Company said that these steps by the Board of Directors at once recognize the expressed wishes of stockholders and are consistent with the Company's longstanding support for sound corporate governance and developing stockholder value. The Company noted that the current public operating business developed out of a 1999 decision by the Board of Directors to create stockholder value for investors by distributing most of the assets of a closed-end fund that traded at a persistent discount to net asset value.

Since this distribution of approximately $700 million in assets, the Board of Directors and management have focused on creating value through the development of an asset management business offering diversified investment strategies. From January 2000 through December 31, 2004, stockholders have seen the stock price of BKF increase from approximately $11 to $37.90. Put simply, stockholders have seen both a significant development of value during this period and have had the opportunity to realize this increase in value.

        PERFORMANCE OF BKF STOCK COMPARED TO S&P FINANCIAL SERVICES AND S&P 500 INDICES

                         12/31/1999   12/31/2000   12/31/2001   12/31/2002   12/31/2003   12/31/2004
BKF                        100.00       130.36       205.00       126.07       176.29       273.80
S&P Financial Services
Index                      100.00       125.81       110.99        97.99       127.89       142.01
S&P 500 Index              100.00        90.90        80.10        62.41        80.30        89.03

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                                  [LINE GRAPH]


The Company stated, "Our success is a result of a disciplined approach to investment research, a commitment to recruit top-tier investment talent and the cultivation of solid long-term client relationships. Under the leadership of our management team and Board of Directors, we are

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building on our position as a well-respected asset management firm, while competing against much larger investment management organizations with deeper financial resources.

"To succeed, we must grow assets under management and increase free cash flow. As a larger company, we should be able to achieve economies of scale, which would give us greater capacity to expand margins with respect to particular investment styles. Since we derive a significant percentage of our revenues from alternative investment strategies, however, our overall margins may be structurally lower in comparison to larger money management firms focused mainly on traditional investment styles.

"Our earnings have historically lagged, and perhaps obscured, our free cash flow because of the amortization of intangible expenses relating to the 1996 merger of our investment management business with a closed-end fund. We hope that increases in our free cash flow will become more visible through our new dividend policy and at the same time allow us to invest in different areas of our business and in attractive growth opportunities. We believe that increased assets under management and free cash flow provide the most likely path to long term shareholder value."

With respect to the nomination by dissident stockholder Steel Partners II, L.P. ("Steel") of three individuals for election to the BKF Capital Board of Directors, the Company added: "A supportive stockholder base is crucial to the development of our business. Steel Partners' hostile efforts to displace a significant part of our leadership and gain influence over BKF Capital hinder our business momentum, especially in light of the fact that Steel Partners is recognized not only as an investor in BKF but as a competitor with it as well. We do not see how such actions ultimately enhance value for, and serve the interests of, all stockholders. Our primary assets are our relationships with people - employees and clients - and we need to maintain an environment in which they can have the confidence to establish long term relationships with us."

The Company concluded: "We believe that BKF is well positioned for growth. The new dividend policy and the steps being taken with respect to corporate governance evidence our commitment to our stockholders. Perhaps most importantly, we believe that a supportive stockholder base will be crucial to our future success. The Steel nominees should be rejected so that the BKF Capital Board of Directors and management team can continue to build on the progress that has been made and stockholder value that has been created."

BKF Capital Group trades on the New York Stock Exchange under the symbol "BKF" and operates primarily through its subsidiary John A. Levin & Co., Inc. Founded in 1982, John A. Levin & Co., Inc., is a New York-based investment management firm. As of December 31, 2004, the firm had approximately $13.6 billion under management. Clients include U.S. and foreign individuals, their related trusts and charitable organizations, college endowments, foundations, registered investment funds, and pension and profit-sharing plans.

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THE COMPANY AND ITS DIRECTORS AND CERTAIN OFFICERS MAY BE DEEMED TO BE
PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS. ADDITIONAL INFORMATION WITH RESPECT TO THOSE DIRECTORS AND CERTAIN OFFICERS AND THEIR OWNERSHIP OF THE COMPANY'S STOCK IS SET FORTH IN

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THE PRELIMINARY PROXY STATEMENT RELATING TO THE 2005 ANNUAL MEETING OF
STOCKHOLDERS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2005.

STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ, WHEN AVAILABLE, THE COMPANY'S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE COMPANY'S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF THE COMPANY AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE COPIES OF THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE AT WWW.SEC.GOV. WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ALSO MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE COMPANY AT ONE ROCKEFELLER PLAZA, 19TH FLOOR, NEW YORK, NEW YORK 10020 OR BY CALLING (800) BKF-1981.

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of BKF and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, BKF claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on BKF's current expectations and are susceptible to a number of risks, uncertainties and other factors, and BKF's actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include the following: retention and ability of qualified personnel; the performance of the securities markets and of value stocks in particular; the investment performance of client accounts; the retention of significant client and/or distribution relationships; competition; the existence or absence of adverse publicity; changes in business strategy; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; labor and employee benefit costs; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties referred to in this document and in BKF's other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond BKF's control. BKF will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is BKF's policy generally not to make any specific projections as to future earnings, and BKF does not endorse any projections regarding future performance that may be made by third parties.